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                                                                    Exhibit 21.1

21.1 Subsidiaries

   As of December 31, 2000, all of the below listed direct of indirect subsidiaries of Ventiv Health, Inc. and their direct and indirect subsidiaries will be, either directly or indirectly, 100% owned by Ventiv Health, Inc.

                                                    Incorporation
   Legal Entity                                         State       Country
   ------------                                     -------------   -------
   Health Products Research, Inc.                    New Jersey   US
   Imedex USA, Inc.                                  Georgia      US
   MMD, Inc.                                         New Jersey   US
   PromoTech Research Associates, Inc.               Colorado     US
   Scientific Exchange, Inc.                         Connecticut  US
   Ventiv Health Communications, Inc.                Delaware     US
   Ventiv Health U.S. Sales, Inc.                    New Jersey   US
   Halliday Jones Sales Limited                                   UK
   Health Products Research (UK) Limited                          UK
   Kestrel Healthcare Limited                                     UK
   Rapid Deployment Group Limited                                 UK
   Rapid Deployment Limited                                       UK
   Ventiv Healthcare Services                                     UK
   Ventiv Limited                                                 UK
   Houdstermaatschappij Boussauw Holding, B.V.                    Netherlands
   Imedex Holding, B.V.                                           Netherlands
   Imedex Netherlands                                             Netherlands
   Silver Blue Holding, B.V.                                      Netherlands
   RDL Magyarorszag KFT                                           Hungary
   Co-Pharma Aufsendienst GmbH (LLC)                              Germany
   MKM Infothek Gesellschaft fur Marktanalysen mbH                Germany
   MKM Marketinginstitut GmbH (LLC)                               Germany
   MKM Verlagsgesellschaft mbH                                    Germany
   Ventiv Health Germany GmbH                                     Germany
   Ventiv Health Germany Verwaltungs GmbH                         Germany
   Actipharm SARL                                                 France
   Laboratorie Socopharm SARL                                     France
   Marques Pharma S.A.                                            France
   S.A. Hotel Royal Navarin                                       France
   S.A. Sogesphar                                                 France
   Ventiv Health Services France                                  France
   Ventiv Medical Services France                                 France

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